                                                               Exhibit 99.315


here are current drafts of proposed ISO filings regarding teh RMR contracts.

At present they are indicating that they would offer the RMR generator the option of chosing to operate under the RMR contract or as an economic unit. In the first instance they would bid into the PX DA auction. They would be required to bid zero and take the price at which the PX cleared from the PX. The difference between this and the contract price would be paid or rebated to the ISO.

In the second instance they could either schedule via a competing SC or the PX. In either event they receive the price they get from teh PX or SC as full payment for the period. If they chose to bid into the PX, they may bid any price they wish. If they do not get included in the PX cleared DA market, they must bid Zero in teh PX HA market. If they do not sell their output in teh HA market, they would be handled by the ISO as real time imbalance energy as is currently done with all RMR energy.

If you have any comments, pls advise asap. The ISO is taking this to their board on Monday. I will address to our Board on Thursday and or the Op Tech Comm on Wed nite.

DRAFT - DECEMBER 31, 1998




The Honorable David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C.  20426

         RE: CALIFORNIA INDEPENDENT SYSTEM OPERATOR CORPORATION, DOCKET NO. ER99-____-000
                  AMENDMENTS TO THE ISO TARIFF

Dear Secretary Boergers:

         Pursuant to Section 205 of the Federal Power Act ("FPA"), 16 U.S.C. ss. 824d, and Section 35.13 of the Commission's regulations, 18 C.F.R. ss. 35.13, the California Independent System Operator Corporation ("ISO")(1) respectfully submits for filing six copies of an amendment ("Amendment No. 14") to the ISO Tariff. The proposed amendment modifies procedures governing the notice provided by the ISO to Scheduling Coordinators that a specific Reliability Must Run ("RMR") unit will be required for reliability purposes during the next day. Together with a complaint that the ISO is filing concurrently pursuant to
Section 206 of the FPA, 16 U.S.C. ss. 824(e), the purpose of the amendment is to eliminate problematic incentives created by the current terms and conditions of payment in the contracts, and the timing of notices. These incentives have been identified independently by the Market Surveillance Committee ("MSC") and the Market Surveillance Unit ("MSU") of the ISO as sound economic principles that likely did and unquestionably will affect the bidding behavior of RMR units in the California Power Exchange ("PX") in ways that distort that market.(2) The procedures to be implemented by the concurrent filings are intended to effect improvements in the operation of the ISO and PX markets on an interim basis,


--------
(1) Capitalized terms not otherwise defined herein are defined in the Master Definitions Supplement, ISO Tariff Appendix A, as filed August 15, 1997.

(2) See Preliminary Report on the Operations of the Ancillary Services Markets of the California Independent System Operator (ISO)," dated August 19, 1998, and filed with the Commission in AES Redondo Beach, LLC, et al.,,Docket Nos. ER98-2843-000, on September 4, 1998 ("MSC Recommendations); "Reliability Must-Run Contracts for the California Electricity Market," prepared by Dr. Frank A. Wolak, the Chairman of the MSC, and Dr. James Bushnell, for the MSC. (December 7, 1998), attached as Attachment C; "Report on Impacts of RMR Contracts on Market Performance," prepared by the MSU (December 7, 1998), attached as Attachment D ("MSU Report").




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DRAFT - DECEMBER 31, 1998

while a long-term solution is being pursued in ongoing proceedings involving the ISO's agreements with the owners of RMR units. The procedural background of these proceedings is described in detail in the concurrent section 206 filing. Because, as described below, the section 205 and section 206 filings are integrally related, the ISO intends the effectiveness of the amendment proposed herein to be conditional upon the Commission's approval of the contractual revisions requested in the section 206 filing. The ISO requests that, in the event that the Commission rejects the proposed contractual revisions, this filing be deemed withdrawn.

BACKGROUND

         The ISO currently calls upon RMR units pursuant to various RMR contracts on file with the Commission. Both the MSC and the MSU, in independent analyses, have determined that two of the three current contracts for paying for RMR services create incentives for certain bidding behavior in the PX that impedes an efficient competitive market.(3) Under the first problematic RMR contract, known colloquially as "Contract A," the ISO pays the owner of an RMR unit, for energy instructed to maintain reliability, the unit's variable operating costs as well as a "reliability" payment that covers a portion of the unit's fixed costs. Under the second problematic contract, known colloquially as "Contract B," the ISO pays 100 percent of the fixed costs of the unit to the owner "up-front," i.e., in periodic payments not associated with specific calls on the unit for reliability services, and then pays the unit's variable operating costs whenever the unit provides energy to maintain reliability. When units on Contract B are not called upon for energy to maintain reliability they can participate in the PX and bilateral markets but their owners must credit 90% of the profits earned in either of those markets against the fixed-cost payment received from the ISO.

         The MSC and the MSU have identified two significant economic factors that lead to withholding of capacity from the PX markets.(4) First, the owner of a unit under Contract A that is entitled to a relative high Reliability Payment faces an opportunity cost of bidding the units output in the PX market. Namely, if the unit's bid is selected in the PX market, the owner loses the Reliability Payment. Owners of such units therefore have an economic incentive not to bid into that market, or to bid very high, whenever there is a high probability that the ISO will call upon the unit to provide RMR service. This bidding behavior has two costs:

---------
(3) The third mechanism, known colloquially as "Contract C," does not allow an RMR unit to participate in the market.

(4) The MSU Report defined "withholding" as "strategic bidding behavior, in which capacity is either withheld from the Day-Ahead Energy and Ancillary Services markets when it could be profitable to submit a bid, or capacity is bid at prices substantially above the level that would otherwise be profitable under competitive market conditions." MSU Report, supra n.2 at i (Executive Summary).

DRAFT - DECEMBER 31, 1998


o higher direct costs through payments by the ISO for reliability services, since it is paying under the RMR contract at times when the unit could have won in the PX market (and thus operated without an RMR payment); and

o higher indirect costs when, due to the unit's withholding its capacity or bidding high, resulting in a higher market clearing price.

         The second significant economic factor has been identified with respect to Contract B. For this contract, an owner with both RMR units and non-RMR units has an incentive not to bid into the PX or to bid high, but for a different reason: to benefit other units in its portfolio. Under Contract B, the owner has been paid fixed costs up front, and in return it must rebate 90% of any profits from market to the ISO. By foregoing the small share of profit (10%) if it withholds the anticipated RMR capacity from the market, the owner can raise the Market Clearing Price for its other units.

         These economic factors would lead a profit-maximizing RMR owner to withhold capacity from the competitive market. Although such withholding is perfectly rational behavior for the owners, it results in higher costs for California consumers. This withholding is a distortion of, and is inconsistent with, the functioning of a competitive market. These results cannot be justified. The changes sought in these concurrent filings, which address the effect of the bidding behavior in raising the Market Clearing Price, must be implemented before the next peak period, when market distortions would be most significant.

         Absent change, the resulting cost increases for California consumers will be intolerable. Both the MSC and MSU have, in their reports, sought to estimate the level of distortion that may have occurred during the 1998 peak period. Both reports estimated distortion in the hundreds of millions of dollars. It is not necessary, however, to fix the amount of the increased cost to any level of precision in order to justify the proposed amendment. In fact, in 1998, the immature market suffered from a variety of distortions, both up and down, making any estimate of what the "undistorted" Market Clearing Price should have been merely an academic exercise.

         Rather, the focus must be on the necessary tools to ensure a workably competitive market in the peak period of 1999. To a large extent, during the 1998 summer peak, the market was in its very formative stage. RMR units were just beginning to test the market. The lessons learned will not be lost on 1999 participants. They can be expected, understandably, to exploit fully the market-distorting profit potential inherent in the "A" and "B" contract structure.

         The MSC and the MSU made specific recommendations on ways to eliminate the incentives for market-distorting bidding behavior. The relief being

DRAFT - DECEMBER 31, 1998

requested in this filing, and in the companion complaint, builds on those recommendations. The section 206 filing is necessary to remove the disincentive created by the crediting-back requirement of Contract B and to leave the unit owner free to participate in the market at its election.

         In the section 206 filing, the ISO is first requesting that the Commission order elimination of the current feature of Contract B that requires rebate of 90% of earnings from market transactions. The prospect of full retention of market profits is designed to overcome the incentive for the owner to withhold the unit from the PX in order to benefit the owner's other units through a higher market clearing price. In conjunction with elimination of the crediting-back mechanism, the ISO is also requesting that the Commission order an interim change in the up-front payment under Contract B, so that it includes only fixed operations and maintenance ("O&M") expenses. This change is necessary since payment of all fixed costs, including past capital investments, once the RMR owner is allowed to retain all market revenues, would clearly result in substantial overpayment of at least some owners (in fact, paying even fixed O&M expenses may overpay some owners).

         Second, to retain for the RMR owner the market opportunity it now has, the ISO is requesting that both Contract A and Contract B be changed to allow the owner of a unit dispatched for RMR service to make an irrevocable election, after the ISO notifies the owner that the unit is need to provide energy, and before the PX Day-Ahead Market opens, either to receive the contract price for the energy required by the ISO to ensure reliability or to forego that payment and take whatever it can earn in the competitive markets. Since the unit must run for reliability reasons, and tremendous operational difficulties, such as overgeneration, result for the ISO when RMR energy shows up unscheduled in real time, the ISO is requesting that any owner who chooses the "market" option and fails to clear the PX Day-Ahead Market be treated as "must take" in the PX Hour-Ahead Market. If the owner chooses the contract payment for the RMR service, the ISO has, in effect, purchased the energy from the owner on behalf of the transmission owner needing the reliability service. At this point, the ISO believes it is appropriate for the energy required from the unit to ensure reliability to be treated as "must-take" in the PX Day-Ahead Market, since the energy must be produced as dispatched and all other load and resources of the transmission owner are to be scheduled in the PX Day-Ahead Market. These proposed changes are discussed in greater detail in the Section 206 filing.

NEED FOR AMENDMENT

         By this section 205 filing, the ISO proposes to complement the changes requested in the complaint by requiring that the ISO notify RMR units that are to be called by 5 a.m. of the prior day, well before the PX Day-Ahead Market commences. This change will eliminate the possibility of distortion in the PX market that now exists as a result of an RMR owner with Contract A having to

DRAFT - DECEMBER 31, 1998


consider the opportunity costs of losing the RMR reliability payment whenever it decides whether, and at what level, to bid in the PX market.

         Currently, the ISO issues day ahead dispatch notices for RMR energy after the PX Day-Ahead Market and ancillary services markets close.(5) This procedure, which complies with the Commission's order,(6) is known as "market first." The ISO is proposing to reverse this order, while preserving the option for the owner to participate in the market. There are two fundamental considerations underlying this proposal.

         The first consideration is the basic problem of incentives for withholding under both Contract A and Contract B, identified by both the MSC and the MSU. The potential for such withholding is created because the PX Day-Ahead Market is now run before the ISO issues RMR dispatch notices, so that at the time the owner of an RMR unit must decide whether to participate in the Day-Ahead Market, one of the opportunity costs it must consider is the probability of the unit's being called to provide reliability service once the Day-Ahead Market is over. By moving the RMR call in front of the Day-Ahead Market, the ISO will remove the opportunity cost: if the unit has not been called for RMR service, the owner will calculate its bid in the PX Day-Ahead Market without having to consider the value of the payment for the RMR service, since that payment no longer will be available to it.

         In addition, members of the MSC have identified a second problem with running the PX Day-Ahead Market before the ISO's needs for RMR service are identified. Allowing the PX Day-Ahead Market to operate first, but then calling RMR units not initially clearing the Day-Ahead Market but required to run for reliability reasons to meet a portion of the demand identified in the PX market, results in a higher market clearing price for the portion of PX demand not met by RMR units than would have been set by the bid of the true marginal unit that will meet that demand. In a sense, demand to be met by the RMR units is met by the energy the ISO requires for reliability from the RMR unit (and paid for by the RMR contract price), and thus is really not part of the demand in the competitive market, but yet it is being counted as "in" that market for purposes of determining the Market Clearing Price. See "Reliability Must-Run Contracts for the California Electricity Market," supra n. 1 at 8-9.

         Because both the MSC and the MSU have recommended reversing the order of the RMR call and the PX Day-Ahead Market in order to address the problems they identified,(7) the ISO is requesting, in this filing, that the Commission

----------

(5) See section 2.2.12.6 and Appendix C of the ISO Tariff; Scheduling Protocol 3.2.6.1, 5.3. The ISO also issues hour-ahead and real-time dispatch notices to manage the reliability requirements of the system.

(6) See Pacific Gas & Electric Co., et al., 81 FERCP. 61,122, at 61,557 (1997).

(7) MSC Recommendations, MSU Report App. B, at 22:

DRAFT - DECEMBER 31, 1998

approve changes in its protocols and other Tariff provisions so that RMR dispatches will occur before the PX Day-Ahead Market and the ISO's ancillary services markets are run. Specifically, the ISO proposes to dispatch the RMR energy at 5:00 a.m., well before the PX Day-Ahead Market is run.

RELATIONSHIP TO SECTION 206 COMPLAINT

         This section 205 filing requests the Commission to allow the ISO to notify RMR units of the energy they will be required to provide for reliability on the Operating Day by 5 a.m. of the Trading Day. The section 206 complaint asks the Commission to change the RMR contract payment provisions to give the owner an irrevocable election, after it receives notice that the ISO requires the unit to provide energy, of 1) bidding the unit into the Day-Ahead Market, and if unsuccessful in that market, putting the unit into the Hour-Ahead Market as a "must-take" resource, or 2) taking the contract price for the energy and putting the unit into the Day-Ahead Market as a must-take resource. The section 205 notification time change without the section 206 payment change will only exacerbate the market distortion problem, since if the owners know that their unit is required to run for reliability reasons before the PX market opens there will be no uncertainty about what the RMR opportunity cost is. Therefore the owner may bid any amount it wishes into the PX or not bid at all with perfect knowledge that the unit must run anyway and is guaranteed to recover its running costs under the RMR contract. At present, with the RMR notification after the PX market, the Owner does not have perfect advance knowledge that their unit is required to run for reliability reasons and therefore the RMR opportunity cost is not certain. Practically, since reliability energy requirements largely follow well-known seasonal load patterns, Owners know with a fair degree of certainty if their unit will be required to run on any given day. Eliminating all doubt by notifying them at 5 a.m. will only make this already sizeable problem even worse.

         For these reasons, this filing is integrally related to the section 206 complaint being filed concurrently. The Commission should make this amendment effective only if it grants the relief requested in the complaint.



                  Must-run energy needs, which are based upon load forecast and physical system conditions, should be made public before the day-ahead energy and ancillary services markets are held.

         MSU Report, at 17:

                  This modification would effectively remove the generator's incentive to withhold from the market to receive a potentially higher RMR price, since the RMR generation would be known before bids to the Day-Ahead Market were developed.

DRAFT - DECEMBER 31, 1998


EFFECTIVE DATE

         The ISO requests that the Tariff and Protocol amendments proposed herein become effective at such time, and only at such time, as the Commission authorizes the contractual revisions requested in the ISO's concurrent section 206 filing to become effective.

NOTICE AND SERVICE OF DOCUMENTS

         Communications regarding this filing should be addressed to the following individuals, whose names should be placed on the official service list established by the Secretary with respect to this submittal:

N. Beth Emery                               Edward Berlin
Vice President and General Counsel          J. Phillip Jordan*
Roger E. Smith*                             Swidler Berlin Shereff Friedman
Regulatory Counsel                          3000 K Street, N.W.
The California Independent System           Washington, D.C.   20007
     Operator Corporation                   Tel: (202) 424-7500
151 Blue Ravine Road                        Fax: (202) 424-7643
Folsom, California  95630
Tel: (916) 351-2207
Fax:  (916) 351-4436

         The ISO has served copies of this letter, and all attachments, on the Public Utilities Commission of the State of California, the California Energy Commission, the California Electricity Oversight Board, and on all parties with effective Scheduling Coordinator Service Agreements under the ISO Tariff. In addition, the ISO is posting this transmittal letter and all attachments on the ISO's Home Page.

SUPPORTING DOCUMENTS

    o    New Tariff sheets incorporating the amendment (Attachment A).

    o Black-lined text showing the additions and deletions to existing Tariff language (Attachment B).

    o "Reliability Must-Run Contracts for the California Electricity Market," prepared by Dr. Frank A. Wolak, the Chairman of the MSC, and Dr. James Bushnell, for the MSC. (December 7, 1998) Attachment C).

    o "Report on Impacts of RMR Contracts on Market Performance," prepared by the MSU (December 7, 1998) (Attachment D).

DRAFT - DECEMBER 31, 1998

    o A Notice of this filing, suitable for publication in the Federal Register (Attachment D), together with a diskette containing that notice in electronic form.

         An additional copy of this filing is enclosed. Please stamp this copy with the date and time of filing and return it to our messenger.

                              Respectfully submitted,



                              --------------------------
                              N. Beth Emery
                              Vice President and General Counsel
                              Roger E. Smith, Regulatory Counsel
                              The California Independent
                                  System Operator Corporation

                              Edward Berlin
                              J. Phillip Jordan
                              Swidler  Berlin Shereff Friedman, LLP

                              COUNSEL FOR THE CALIFORNIA
                                    INDEPENDENT SYSTEM OPERATOR
                                    CORPORATION